Exhibit 10.1

SECOND AMENDMENT TO PURCHASE AGREEMENT

This SECOND AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”), is entered into as of August 4, 2025 (the “Amendment Date”), by and between DevvStream Corp., an Alberta company (formerly known as Focus Impact Acquisition Corp, the “Company”), and Helena Global Investment Opportunities 1 Ltd., a Cayman Islands exempted company (the “Investor”).

WHEREAS:

A.         The Company (then known as Focus Impact Acquisition Corp.) and the Investor executed and delivered that certain Purchase Amendment, dated as of October 29, 2024, as amended by that certain First Amendment thereto, dated as of March 18, 2025 (the “Purchase Agreement”); and

B.          The Company and Investor wish to amend the Agreement in certain respects.

NOW THEREFORE, the Company and the Investor severally (and not jointly) hereby agree as follows:

1.           CAPITALIZED TERMS. Capitalized terms used herein or in Schedule 1 hereto but not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement or the Note.

2.           AMENDMENTS.

a.      The first recital of the Purchase Agreement is hereby deleted and replaced with the following:

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to Three Hundred Million United States Dollars ($300,000,000) of the Company’s common shares (the “Common Shares”);

b.     The definition of “Commitment Amount” set forth in Article I of the Purchase Agreement is hereby deleted and replaced with the following:

“Commitment Amount” shall mean Three Hundred Million United States Dollars ($300,000,000), provided that, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase Common Shares under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under this Agreement would exceed 19.99% of the outstanding Common Shares following the closing of the Business Combination Agreement (the “Exchange Cap”); provided further that, the Exchange Cap will not apply if the Company’s stockholders have approved issuances in excess of the Exchange Cap in accordance with the rules of the Trading Market.

3.          RATIFICATION.  The Company hereby acknowledges, represents, warrants and confirms to Investor that: (i) each of the Purchase Agreement and this Amendment, are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and (ii) no oral representations, statements, or inducements have been made by Investor, or any  agent  or representative of Investor, with respect to the Purchase Agreement, or this Amendment.

4.         HOLDER’ CONDUCT. As of the date of this Amendment, the Company hereby acknowledges and admits that: (i) the Investor has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the Purchase Agreement or any other related documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the Purchase Agreement or any other document, except as expressly set forth herein, or in the Purchase Agreement.

5.           GOVERNING LAW; MISCELLANEOUS.

a.     Choice of Law/Jurisdiction.  This Amendment shall be governed by and construed in accordance with the laws provided for in the Purchase Agreement.  Any action brought by either party against the other concerning the transactions contemplated by the Purchase Agreement or this Amendment, or any other agreement, certificate, instrument or document contemplated hereby or thereby shall be brought and enforced in the venue provided for the Purchase Agreement.

b.       Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

c.       Effect on Purchase Agreement. Except as expressly amended by this Amendment, all of the terms and provisions of the Purchase Agreement shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

d.      Counterparts; Signatures by Facsimile.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  This Amendment, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Amendment bearing the signature of the party so delivering this Amendment.

e.      Construction; Headings.  This Amendment shall be deemed to be jointly drafted by the Company and the Investor and shall not be construed against any person as the drafter hereof.  The headings of this Amendment are for convenience of reference only and shall not form part of, or affect the interpretation of, this Amendment.

f.      Severability.  In the event that any provision of this Amendment is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

g.     Entire Agreement; Amendments.  The Purchase Agreement, this Amendment, the Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Amendment may be waived or amended other than by an instrument in writing signed by the majority in interest of the Investor.

h.      Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing as provided in the Purchase Agreement.

i.      Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

j.      Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

k.     No Strict Construction.  The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[signature page follows]

IN WITNESS WHEREOF, the undersigned Investor and the Company have caused this Amendment to be duly executed as of the date first above written.

DEVVSTREAM CORP.

By:	/a/ Sunny Trinh
Name:	Sunny Trinh
Title:	Chief Executive Officer

HELENA GLOBAL INVESTMENT OPPORTUNITIES 1 LTD.

By:	/s/ Jeremy Weech
Name:	Jeremy Weech
Title:	Managing Partner